UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2022

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Lake Avenue Ext., Danbury, Connecticut	06811-5286
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 743-8000

                                    Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock $0.01 Par Value	ETD	New York Stock Exchange
(Title of each class)	(Trading symbol)	(Name of exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01         Changes in Registrant’s Certifying Accountant

(a)	Dismissal of Independent Accountant

The Audit Committee (the “Audit Committee”) of the Board of Directors of Ethan Allen Interiors Inc. (the “Company”) conducted a competitive process to determine the Company’s independent registered public accounting firm for the year ending June 30, 2022. The Audit Committee invited several independent registered public accounting firms to participate in this process, including KPMG LLP (“KPMG”), which audited the Company’s consolidated financial statements for the years ended June 30, 2021 and 2020.

As a result of this process and following careful deliberation, on February 7, 2022, the Audit Committee dismissed KPMG as the Company's independent registered public accounting firm, effective as of that same date.

KPMG’s reports on the Company’s consolidated financial statements as of and for the years ended June 30, 2021 and 2020 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG’s reports on the consolidated financial statements as of and for the years ended June 30, 2021 and 2020 contained a separate paragraph stating that “As discussed in Note 6 to the consolidated financial statements, the Company changed its method of accounting for leases effective July 1, 2019 due to the adoption of Accounting Standards Codification (ASC) Topic 842, Leases.”

During the Company’s two most recent years ended June 30, 2021 and 2020, and the subsequent interim period preceding KPMG’s dismissal there were:

(i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures that, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in its report; and

(ii) no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided KPMG with a copy of the disclosures it is making in this Current Report on Form 8-K and requested KPMG furnish the Company with a letter addressed to the Securities and Exchange Commission indicating whether or not KPMG agrees with the statements above. A copy of KPMG’s letter, dated February 10, 2022, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Engagement of Independent Accountant

As described above, the Audit Committee of the Company recently completed a competitive process to select an audit firm to serve as the Company’s independent registered public accounting firm for the year ending June 30, 2022 and related interim periods. On February 7, 2022, the Company, at the direction of the Audit Committee, made the decision to select CohnReznick LLP (“CohnReznick”) as auditors for the Company for the year ending June 30, 2022, contingent upon the execution of an engagement letter following completion of CohnReznick’s standard client acceptance procedures.

During the Company's two most recent fiscal years and the subsequent interim period preceding CohnReznick's engagement, neither the Company nor anyone on its behalf consulted CohnReznick regarding any of the items described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01         Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated February 10, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.

Date: February 10, 2022	By:	/s/ Matthew J. McNulty
Matthew J. McNulty Senior Vice President, Chief Financial Officer and Treasurer